UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. ___)
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SL INDUSTRIES, INC.

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SL INDUSTRIES, INC.
520 Fellowship Road
Suite A-114
Mount Laurel, New Jersey 08054

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held June 3, 2009

To The Holders of Our Common Stock:
We invite you to attend our annual shareholders’ meeting on June 3, 2009 at the offices of Olshan Grundman Frome Rosenzweig & Wolosky LLP, 65 East 55th Street, New York, New York at 10:00 A.M., Eastern Time. At the meeting, you will hear an update on our operations, have a chance to meet some of our directors and executives, and vote on the following matters:
1.	To elect seven (7) directors until the next annual meeting in 2010 or until their successors have been elected and qualified;
2.	To ratify the appointment of Grant Thornton LLP as our independent accountants for fiscal 2009; and
3.	Any other matters that properly come before the meeting.
This booklet includes a formal notice of the meeting and the proxy statement. The proxy statement tells you more about the agenda and procedures for the meeting. It also describes how our Board of Directors operates and gives personal information about our director nominees.
Only record holders of SL Industries, Inc. common stock at the close of business on April 29, 2009 will be entitled to vote on the foregoing matters at the annual meeting. Even if you only own a few shares of common stock, we want your shares to be represented at the annual meeting. Your vote is important regardless of the number of shares you own. I urge you to complete, sign, date and return your proxy card promptly in the enclosed envelope.
We have also provided you with the exact place and time of the meeting if you wish to attend in person.
Sincerely yours,
DAVID R. NUZZO
Secretary
Mount Laurel, New Jersey
April 30, 2009

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR
SHAREHOLDER MEETING TO BE HELD ON JUNE 3, 2009.
This Notice of Annual Meeting and Proxy Statement along with the SL Industries, Inc. Annual Report on Form 10-K for the year ended December 31, 2008 are available at: https://materials.proxyvote.com/784413

2

SL INDUSTRIES, INC.
520 Fellowship Road
Suite A-114
Mount Laurel, New Jersey 08054
(856) 727-1500
PROXY STATEMENT
Introduction
This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the “Board”) of SL Industries, Inc., a New Jersey corporation (the “Company”) of proxies in the accompanying form to be used at the Annual Meeting of Shareholders of the Company to be held on June 3, 2009, and any adjournment or postponement thereof (the “Meeting”). This Proxy Statement, the accompanying form of proxy and the Company’s Annual Report for the fiscal year ended December 31, 2008 (the “2008 Annual Report”) are being mailed to shareholders on or about April 30, 2009. The shares represented by the proxies received pursuant to the solicitation made hereby and not revoked will be voted at the Meeting.
Meeting of Shareholders
The Meeting will be held at the offices of Olshan Grundman Frome Rosenzweig & Wolosky LLP, 65 East 55th Street, New York, New York, on June 3, 2009, at 10:00 A.M., Eastern Time.
Record Date and Voting
The Board has fixed the close of business on April 29, 2009, as the record date (the “Record Date”) for the determination of holders of outstanding shares of the Company entitled to notice of and to vote on all matters presented at the Meeting. Such shareholders will be entitled to one vote for each share held on each matter submitted to a vote at the Meeting. On the Record Date, there were 6,000,554 shares of the Company’s common stock, $.20 par value per share (the “Common Stock”), issued and outstanding, each of which is entitled to one vote on each matter to be voted upon.
Purposes of the Meeting
The purposes of the Meeting are to vote upon (i) the election of seven (7) directors until the next annual meeting in 2010, or until their successors have been elected and qualified, (ii) the ratification of Grant Thornton LLP as the Company’s independent accountants for the fiscal year ending December 31, 2009, and (iii) such other business as may properly come before the Meeting.
Quorum and Required Vote
Under the By-Laws of the Company, the presence of a quorum is required for each matter to be acted upon at the Meeting. The presence, either in person or by properly executed proxy, of the holders of a majority of the outstanding shares of Common Stock is necessary to constitute a quorum for the purpose of acting on the matters referred to in the Notice of Annual Meeting of Shareholders accompanying this Proxy Statement and any other proposals that may properly come before the Meeting. Broker non-votes and abstentions will be counted only for the purpose of determining whether a quorum is present at the Meeting. Broker non-votes occur when a broker returns a proxy but does not have the authority to vote on a particular proposal.

The director nominees receiving a plurality of the votes cast during the Meeting will be elected to fill the seats of the Board. For the other proposals to be approved, the favorable vote of a majority of shares present and entitled to vote thereon is required. Abstentions count for quorum purposes and will have the same effect as a vote against the other proposal.
Proxies
The Board requests your proxy. Giving the Board your proxy means you authorize it to vote your shares at the Meeting in the manner you direct. You may vote for all, some or none of the director nominees. You may also vote for or against the other proposal or abstain from voting.
On the matters coming before the Meeting as to which a choice has been specified by a shareholder by means of the ballot on the proxy, the shares will be voted accordingly. If no choice is so specified, the shares will be voted for (i) the election of the nominees for director listed in this Proxy Statement; and (ii) the ratification of Grant Thornton LLP as the Company’s independent accountants, all as referred to in Items 1 and 2, respectively, in the Notice of Annual Meeting of Shareholders and as described in this Proxy Statement.
The form of proxy accompanying this Proxy Statement confers discretionary authority upon the named proxy holders with respect to amendments or variations to the matters identified in the accompanying Notice of Annual Meeting of Shareholders and with respect to any other matters which may properly come before the Meeting. As of the date of this Proxy Statement, management of the Company knows of no such amendment or variation or of any matters expected to come before the Meeting which are not referred to in the accompanying Notice of Annual Meeting of Shareholders.
A shareholder who has given a proxy may revoke it by voting in person at the Meeting, by giving written notice of revocation to the Secretary of the Company or by giving a later dated proxy at any time before voting.
Only holders of Common Stock, their proxy holders, and the Company’s invited guests may attend the Meeting. If you wish to attend the Meeting in person but you hold your shares through someone else, such as a stockbroker, you must bring proof of your ownership and identification with a photo at the Meeting. For example, you could bring an account statement showing that you beneficially owned shares of the Common Stock as of April 29, 2009 as acceptable proof of ownership.
Costs of Solicitation
The Company will bear the cost of printing and mailing proxy materials, including the reasonable expenses of brokerage firms and others for forwarding the proxy materials to beneficial owners of Common Stock. In addition to solicitation by mail, solicitation may be made by certain directors, officers and employees of the Company, or firms specializing in solicitation, and may be made in person or by telephone or email. No additional compensation will be paid to any director, officer or employee of the Company for such solicitation. The Company has retained Innisfree M&A, Inc. to assist the Company in the solicitation of proxies for a fee of $10,000, plus expenses.

ITEM 1: ELECTION OF DIRECTORS
The Company has one class of directors, each serving a one-year term. Directors elected at the Meeting will serve until the 2010 Annual Meeting of Shareholders and until their respective successors are duly elected and qualified. The Nominating and Corporate Governance Committee has also nominated each of the other present directors for re-election.
Information with Respect to Nominees and Directors
Set forth below are the names and ages of the nominees for directors and their principal occupations at present and for the past five years. There are, to the knowledge of the Company, no agreements or understandings by which these individuals were so selected. No family relationships exist between any directors or executive officers, as such term is defined in Item 402 of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Board has adopted independence standards for directors that conform to the standards required by the NYSE Amex (formerly, the American Stock Exchange) for listed companies. Based on the Company’s director independence standards, the Board has affirmatively determined that each of the nominees, other than Messrs. Kassan, Henderson and McNamara is independent, including each of the non-management directors, consisting of Messrs. Baumgardner, Schwarz, Gray and Risher.

			Director
Name	Age	Current Offices with the Company	Since

Glen M. Kassan(1)	65	Chairman, Director	2002

J. Dwane Baumgardner(2)(4)	68	Director	1990

James R. Henderson	51	Director	2002

Mark E. Schwarz(1) (3)(4)	48	Director	2002

Avrum Gray(2)(3)(4)	73	Director	2002

James A. Risher(2)(3)	66	Director	2003

John H. McNamara, Jr.	45	Director	2008

(1)	Member of Executive Committee.

(2)	Member of Audit Committee.

(3)	Member of Compensation Committee.

(4)	Member of Nominating and Corporate Governance Committee.

Business Background
The following is a summary of the business background and experience of each of the persons named above:
Glen M. Kassan was elected as Chairman of the Board on May 14, 2008 and was Vice Chairman of the Board from August 10, 2005 until May 14, 2008. Mr. Kassan has served as a director on the Board since January 24, 2002 and served as President of the Company from February 4, 2002 until August 10, 2005. He is a Managing Director and operating partner of Steel Partners LLC (“Partners LLC”), a global investment management firm, which is the investment manager to Steel Partners II, L.P. (“Steel Partners II”), a private investment partnership, Steel Partners II Master Fund L.P. (“Steel Master”), and Steel Partners Holdings L.P. (“Steel Partners Holdings”). Steel Partners Holdings is a diversified holding company with interests in a variety of businesses, including industrial products, energy, aerospace and defense, banking, insurance and food and beverage. Mr. Kassan has been associated with Partners LLC and its affiliates since August 1999. He served as the Vice President, Chief Financial Officer and Secretary of the predecessor entity of Steel Partners Holdings from June 2000 to April 2007. He has served as a director of WHX Corporation (“WHX”), a diversified industrial products manufacturing company, since July 2005 and served as its Vice Chairman of the Board and its Chief Executive Officer since October 2005. He was a director of United Industrial Corporation (“UIC”), a company principally focused on the design, production and support of defense systems, which was recently acquired by Textron Inc., from October 2002 to November 2007.
J. Dwane Baumgardner has been a director since 1990. From January 2003 to May 2004, Mr. Baumgardner served as Vice Chairman and President of Magna Donnelly Corporation, an automotive supplier of exterior and interior mirror, lighting and engineered glass systems. Prior to January 2003, he had been the Chief Executive Officer and President of Magna Donnelly Corporation since October 2002. Magna Donnelly Corporation is a wholly owned subsidiary of Magna International Inc. that was established in October 2002 by the merger of Donnelly Corporation and Magna Mirror Systems. Prior to October 2002, Mr. Baumgardner had been the Chairman and Chief Executive Officer of Donnelly Corporation, an automotive supplier, since 1986. Mr. Baumgardner is currently a director of Wescast Industries, Inc., a global automotive supplier, and of Landscape Forms, Inc., a designer and manufacturer of outdoor commercial furnishings. He is also a member of the Board of Advisors for the Strive Group, an integrated merchandising supply chain company to large consumer product companies. He also serves as the President of the Scanlon Foundation.
James R. Henderson was elected as a director on January 24, 2002. Mr. Henderson is a Managing Director and operating partner of Partners LLC. He has been associated with Partners LLC and its affiliates since August 1999. Mr. Henderson has been the Executive Vice President of SP Acquisition Holdings, Inc., a company formed for the purpose of acquiring one or more businesses or assets, since February 2007. He has been a director of Point Blank Solutions, Inc., a designer and manufacturer of protective body armor, since August 2008. Mr. Henderson has been a director of Del Global Technologies Corp., a designer and manufacturer of medical imaging and diagnostic systems, since November 2003. He has been a director of BNS Holding, Inc., a holding company that owns the majority of Collins Industries, Inc., a manufacturer of school buses, ambulances and terminal trucks, since June 2004. Mr. Henderson has been a director of GenCorp Inc., a manufacturer of aerospace and defense products and systems with a real estate business segment, since March 2008 and Chairman of the Board since May 2008. He was a director of Angelica Corporation, a provider of healthcare linen management services, from August 2006 to August 2008. Mr. Henderson was a director and Chief Executive Officer of a predecessor entity of Steel Partners Holdings, from June 2005 to April 2008, President and Chief Operating Officer from November 2003 to April 2008, and was the Vice President of Operations from September 2000 through December 2003. He was also the Chief Executive Officer of WebBank, a wholly-owned subsidiary of a predecessor entity of Steel Partners Holdings, from November 2004 to May 2005. He was a director of ECC International Corp., a manufacturer and marketer of computer controlled simulators for training personnel to perform maintenance and operation procedures on military weapons, from December 1999 to September 2003 and was acting Chief Executive Officer from July 2002 to March 2003. Mr. Henderson has been the President of Gateway Industries, Inc., a provider of database development and web site design and development services, since December 2001. From January 2001 to August 2001, he was President of MDM Technologies, Inc., a direct mail and marketing company.

Mark E. Schwarz was elected as a director on January 24, 2002. He is the Chairman, Chief Executive Officer and Portfolio Manager of Newcastle Capital Management, L.P., a private investment management firm he founded in 1993 that is the general partner of Newcastle Partners, L.P., a private investment firm. Mr. Schwarz presently serves as Executive Chairman of the board of directors of Hallmark Financial Services, Inc. (“Hallmark”), a specialty property and casualty insurer. He was elected Executive Chairman of Hallmark in August, 2006. He served as Chief Executive Officer of Hallmark from January, 2003 until August, 2006, and as President from November, 2003 through March, 2006. Mr. Schwarz also serves as Chairman of the board of directors of Pizza Inn, Inc., an operator and franchisor of pizza restaurants; Bell Industries, Inc., a company primarily engaged in providing computer systems integration services; and Wilhelmina International, Inc., a model management company. Mr. Schwarz is also a director of MedQuist, Inc., a provider of clinical documentation workflow solutions in support of electronic health records; and Nashua Corporation, a manufacturer of specialty papers, labels and printing supplies.
Avrum Gray was elected as a director on May 23, 2002. Mr. Gray is the Chairman of G-Bar Limited Partnership, one of the nation’s largest independent options trading firms and a leading specialist in computer-based arbitrage activities in the derivative markets, and has held this position since 1981. Mr. Gray is the former Chairman of the Board of Lynch Systems, Inc., a glass press supplier to the television and computer industry, and a former Chief Executive Officer of a privately held manufacturer of components and devices for the automotive aftermarket. Mr. Gray is also a director of Nashua Corporation; the LGL Group, Inc. (formerly the Lynch Corporation), a holding company with subsidiaries engaged in manufacturing and distributing frequency control devices and other equipment; and Material Sciences Corporation, a materials solution provider. Additionally, Mr. Gray has been Chairman of the Board of Spertus College, as well as a board member of the Illinois Institute of Technology, the Stuart School, and a number of philanthropic organizations, including the Jewish Federation of Chicago.
James A. Risher was elected as a director on May 29, 2003. Mr. Risher has been the Managing Partner of Lumina Group, LLC, a private company engaged in the business of consulting and investing in small and mid-size companies, since 1998. Since August 2006, Mr. Risher has served as the Chief Executive Officer of Del Global Technologies Corp. From February 2001 to May 2002, Mr. Risher served as Chairman and Chief Executive Officer of BlueStar Battery Systems International, Inc. (“BlueStar”), a Canadian public company that is an e-commerce distributor of electrical and electronic products to selected automotive aftermarket segments and targeted industrial markets. BlueStar filed CCAA (a petition for reorganization under Canadian bankruptcy laws) in August 2001, and a plan of reorganization was approved in November 2001. From 1986 to 1998, Mr. Risher served as a director, Chief Executive Officer and President of Exide Electronics Group, Inc. (“Exide”), a global leader in the uninterruptible power supply industry. He also served as Chairman of Exide from December 1997 to July 1998.

John H. McNamara, Jr. was elected as a director on May 14, 2008. He is a Managing Director and investment professional of Partners LLC and has been associated with Partners LLC and its affiliates since May 2006. Mr. McNamara served as a director of a predecessor entity of Steel Partners Holdings from April 2008 to December 2008, and was its Chief Executive Officer from June 2008 to December 2008. Mr. McNamara has served as a director of WHX since February 2008 and is a director of Fox & Hound Restaurant Group, an owner and operator of entertainment restaurants. Prior to working at Partners LLC, Mr. McNamara was a Managing Director and Partner at Imperial Capital LLC, an investment banking firm, which he joined in 1995. As a member of its Corporate Finance Group he provided advisory services for middle market companies in the areas of mergers and acquisitions, restructurings and financings. Mr. McNamara began his career at Bay Banks, Inc., a commercial bank, where he served in lending and work-out capacities.
Director Compensation
Director compensation is more fully described below in the “Director Compensation Table” located in the “Executive Compensation” portion of this Proxy Statement.
Board Committees and Meetings
The Board met on three occasions during the year ended December 31, 2008 and acted by written consent on four occasions. Each of the directors attended at least 75% of the aggregate of (i) the total number of meetings of the Board; and (ii) the total number of meetings held by all committees of the Board on which he served. There are four committees of the Board: the Executive Committee, the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee.
Each director is expected to make reasonable efforts to attend Board meetings, meetings of committees of which such director is a member and the Annual Meeting of Shareholders. Two directors attended the 2008 Annual Meeting of Shareholders.
Executive Committee
The Executive Committee has and may exercise all the authority of the Board, except that the Executive Committee cannot make, alter or repeal any By-Law of the Company, elect or appoint any director or remove any officer or director, submit to shareholders any action that requires shareholder approval, or amend or repeal any resolution previously adopted by the Board, which by its terms is amendable or repealable only by the Board. The members of the Executive Committee during 2008 were Glen M. Kassan and Mark E. Schwarz. The Executive Committee did not meet during the fiscal year ended December 31, 2008.
Audit Committee
The Company has a separately-designated standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Exchange Act. The Audit Committee has adopted a written charter, which is available on the Company’s website at www.slindustries.com. The adequacy of the charter has been reviewed and assessed by the Audit Committee on an annual basis. The members of the Audit Committee are Avrum Gray, James A. Risher and J. Dwane Baumgardner, each of whom is independent under the criteria for being “independent” set forth under Section 803(A) of the listing standards of the NYSE Amex. In addition, the Board has determined that Avrum Gray, the Chairman of the Audit Committee and a non-management director, is an audit committee financial expert serving on the Audit Committee. The primary purpose of the Audit Committee is to assist the Board in fulfilling its responsibility to oversee the Company’s financial reporting activities. The Audit Committee annually selects independent public accountants to serve as auditors of the Company’s books, records and accounts. The Audit Committee reviews the scope of the audits performed by such auditors, the audit reports prepared by them and discusses with the auditors those matters required to be discussed by Statement on Auditing Standards No. 61. The Audit Committee also reviews and monitors the Company’s internal accounting procedures and discusses the Company’s Audited Financial Statements with management. A report from the Audit Committee is also included in this Proxy Statement. See Audit Committee Report. The Audit Committee met on five occasions during the fiscal year ended December 31, 2008 and acted by written consent on one occasion.

Compensation Committee
The Compensation Committee reviews compensation arrangements and personnel matters. The Compensation Committee has adopted a written charter, which is available on the Company’s website at www.slindustries.com. The members of the Compensation Committee are James A. Risher, Mark E. Schwarz and Avrum Gray. Each member of the Compensation Committee meets the criteria for being “independent” set forth under Section 803(A) of the listing standards of the NYSE Amex. A report from the Compensation Committee is also included in this Proxy Statement. The Compensation Committee met on two occasions during the fiscal year ended December 31, 2008 and acted by written consent on two occasions.
The Compensation Committee has the ultimate authority to determine compensation of the Company’s executive officers, but may form and delegate authority to subcommittees when appropriate. The Compensation Committee’s procedures for considering and determining executive and director compensation is detailed in “Executive Compensation Discussion and Analysis” provided below.
Nominating and Corporate Governance Committee
The Nominating and Corporate Governance Committee recommends criteria for service as a director, reviews candidates and recommends appropriate governance practices and compensation for directors. The Nominating and Corporate Governance Committee has adopted a written charter, which is available on the Company’s website at www.slindustries.com. The members of the Nominating and Corporate Governance Committee are Mark E. Schwarz, Avrum Gray and J. Dwane Baumgardner. Each member of the Nominating and Corporate Governance Committee meets the criteria for being “independent” set forth under Section 803(A) of the listing standards of the NYSE Amex. The Nominating and Corporate Governance Committee met on one occasion during the fiscal year ended December 31, 2008.
The Nominating and Corporate Governance Committee considers and makes recommendations to the Board with respect to the size and composition of the Board and identifies potential candidates to serve as directors, to the extent there are vacancies on the Board. The Nominating and Corporate Governance Committee considers recommendations for director nominees from a wide variety of sources, including members of the Board, business contacts, community leaders, third-party advisory services and members of management. The Nominating and Corporate Governance Committee also considers shareholder recommendations for director nominees that are properly received in accordance with the Company’s By-laws, and applicable rules and regulations of the Securities and Exchange Commission (the “SEC”). The Nominating and Corporate Governance Committee does not evaluate director candidates recommended by shareholders differently than director candidates recommended by other sources.

In considering Board candidates, members of the Nominating and Corporate Governance Committee take into consideration all factors that it deems appropriate, including, but not limited to, the individual’s character, education, experience, knowledge and skills. The Nominating and Corporate Governance Committee will also consider the extent of the individual’s experience in business, education or public service, his or her ability to bring a desired range of skills, diverse perspectives and experience to the Board and whether the individual possesses high ethical standards, a strong sense of professionalism and is capable of serving the interests of shareholders. In addition to reviewing a candidate’s background and accomplishments, candidates for director nominees are reviewed in the context of the current composition of the Board and the evolving needs of the Company’s businesses. It is the policy of the Board that at all times at least a majority of its members meet the standards of independence promulgated by the NYSE Amex and the SEC. Additionally, the Nominating and Corporate Governance Committee will consider the number of boards on which the candidate already serves when assessing whether the candidate has the appropriate time to devote to service on the Board.
Shareholders wishing to bring a nomination for a director candidate prior to a shareholders meeting must give written notice to David R. Nuzzo, Secretary, SL Industries, Inc., 520 Fellowship Road, Suite A-114, Mount Laurel, New Jersey 08054, either by personal delivery or by United States mail, postage prepaid. The shareholder’s notice must be received by the Secretary not later than the close of business on the 120th calendar day prior to the anniversary date on which notice of the prior year’s annual meeting was first mailed to shareholders. The shareholder’s written notice to the Secretary shall set forth (i) as to each person whom the shareholder proposes to nominate for election or reelection as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act, including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected; and (ii) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made, the name and address of such shareholder, as they appear on the Company’s books. With respect to such beneficial owner, the written notice should also set forth (i) the class and number of shares of the Common Stock that are owned beneficially and of record by such shareholder and such beneficial owner; and (ii) a representation that the shareholder is a holder of record of shares of the Common Stock and intends to appear in person or by proxy at the meeting to propose such business.
The Nominating and Corporate Governance Committee initially evaluates a prospective nominee on the basis of his or her resume and other background information that has been made available to the Committee. A member of the Nominating and Corporate Governance Committee will contact for further review those candidates who the Committee believes are qualified, who may fulfill a specific Board need, and who would otherwise best make a contribution to the Board. If, after further discussions with the candidate, and other further review and consideration as necessary, the Nominating and Corporate Governance Committee believes that it has identified a qualified candidate, it will make a recommendation to the Board.
Except as set forth above, the Nominating and Corporate Governance Committee does not have a formal policy regarding the handling or consideration of director candidate recommendations received from a shareholder, or a formal process for identifying and evaluating nominees for directors (including nominees recommended by shareholders).

Code of Conduct and Ethics
The Company has adopted a code of conduct and ethics (the “Code”) that applies to all of its directors, officers and employees. The Code is reasonably designed to deter wrongdoing and to promote (i) honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships, (ii) full, fair, accurate, timely and understandable disclosure in reports and documents filed with, or submitted to, the SEC and in other public communications made by the Company, (iii) compliance with applicable governmental laws, rules and regulations, (iv) the prompt internal reporting of violations of the Code to appropriate persons identified in the Code, and (v) accountability for adherence to the Code. The Code has been filed as an exhibit to the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2003 and is available on the Company’s website at www.slindustries.com. The Code may also be requested in print, without charge, by writing to: David R. Nuzzo, Secretary, SL Industries, Inc., 520 Fellowship Road, Suite A-114, Mount Laurel, New Jersey 08054. Amendments to the Code and any grant of a waiver from a provision of the Code requiring disclosure under applicable SEC rules will be disclosed on the Company’s website at www.slindustries.com.
Procedures for Contacting Directors
The Company has adopted a procedure by which shareholders may send communications to one or more directors by writing to such director(s) or to the whole Board, care of the Corporate Secretary, SL Industries, Inc., 520 Fellowship Road, Suite A-114, Mount Laurel, New Jersey 08054. Any such communications will be promptly distributed by the Secretary to such individual director(s) or to all directors if addressed to the whole Board.
Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Exchange Act requires the Company’s directors and officers, and persons who own more than 10% of a registered class of its equity securities, to file reports of ownership and changes in ownership (typically, Forms 3, 4 and/or 5) of such equity securities with the SEC and the NYSE Amex. Such entities are also required by SEC regulations to furnish the Company with copies of all such Section 16(a) reports.
Based solely on a review of Forms 3 and 4 and amendments thereto furnished to the Company and written representations that no Form 5 or amendments thereto were required, the Company believes that during the fiscal year ended December 31, 2008, its directors and officers, and greater than 10% beneficial owners, have complied with all Section 16(a) filing requirements, except for (i) Mr. McNamara’s inadvertent late filing of one Form 3, which did not report any transactions, (ii) Mr. Baumgardner’s inadvertent late filing of one Form 4, reporting four transactions, (iii) Mr. Taylor’s inadvertent late filing of one Form 4, reporting one transaction, and (iv) Mr. Nuzzo’s inadvertent late filing of one Form 4, reporting one transaction.
Executive Officers who are not Directors
James C. Taylor has served as Chief Executive Officer and President of the Company since August 10, 2005. Mr. Taylor previously served as Executive Vice President and Chief Operating Officer of the Company since January 2004, as President of the Company’s Power Electronics Group since August 2002, and as President of the Company’s subsidiary, Teal Electronics Corp., since January 2000. From September 1997 to December 1999, Mr. Taylor was President of Transicoil, a division of Horizon Aerospace, LLC, a privately held company specializing in military, aerospace and medical motors.
David R. Nuzzo has served as Vice President and Chief Financial Officer and Secretary since December 1997. Mr. Nuzzo has served as Treasurer since January 2001.

Security Ownership of Certain Beneficial Owners and Management
The following table sets forth certain information regarding ownership of the Common Stock, as of April 27, 2009 (except as otherwise noted), by: (i) each person or entity (including such person’s or entity’s address) who is known by the Company to own beneficially more than five percent of the Common Stock; (ii) each of the Company’s directors and nominees for director who beneficially owns shares of Common Stock; (iii) each Named Executive Officer (as defined under the Executive Compensation section of this Proxy Statement) who beneficially owns shares of Common Stock; and (iv) all executive officers and directors as a group. The information presented in the table is based upon the most recent filings with the SEC by such persons or upon information otherwise provided by such persons to the Company. Unless otherwise indicated, the address for all of the executive officers, directors and shareholders named below is c/o SL Industries, Inc., 520 Fellowship Road, Suite A-114, Mount Laurel, New Jersey 08054.

	Number of Shares
Name of Beneficial Owner	Beneficially Owned(1)		Percentage Owned(2)

GAMCO Investors, Inc. et al	1,555,533	(3)	25.9%
One Corporate Center Rye, NY 10580-1435

Steel Partners II, L.P.	1,608,550	(4)	26.8%
590 Madison Avenue 32nd Floor New York, NY 10022

Warren G. Lichtenstein	1,618,850	(4)(5)	27.0%

Glen M. Kassan	0	(4)	*

Mark E. Schwarz	243,473	(6)	4.0%

J. Dwane Baumgardner	102,456	(7)	1.7%

David R. Nuzzo	52,805	(8)	*

James C. Taylor	105,249	(9)	1.7%

Avrum Gray	39,578	(10)	*

James R. Henderson	20,824	(4)	*

James A. Risher	0		*

John McNamara	0	(4)	*

All Directors and Executive Officers as a Group	564,385	(11)	9.1%

*	Less than one percent (1%)

(1)
Beneficial ownership is determined in accordance with the rules of the SEC. Under such rules, shares are deemed to be beneficially owned by a person or entity if such person or entity has or shares the power to vote or dispose of the shares, whether or not such person or entity has any economic interest in such shares. Except as otherwise indicated, and subject to community property laws where applicable, the persons and entities named in the table above have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them. Shares of Common Stock subject to options or warrants currently exercisable or exercisable within 60 days are deemed outstanding for purposes of computing the percentage ownership of the person or entity holding such option or warrant, but are not deemed outstanding for purposes of computing the percentage ownership of any other person or entity.

(2)	Based upon 6,000,554 shares outstanding as of April 27, 2009.

(3)
Based upon a Schedule 13D/A Amendment No. 35 filed on March 19, 2009 with the SEC by Mario J. Gabelli (“Mario Gabelli”) and various entities that he directly or indirectly controls or for which he acts as chief investment officer. These entities engage in various aspects of the securities business, primarily as investment adviser to various institutional and individual clients, including registered investment companies and pension plans, and as general partner of various private investment partnerships. Certain of these entities may also make investments for their own accounts. This Schedule 13D/A Amendment No. 35 was filed by one or more of the following persons: GGCP, Inc. (“GGCP”), GAMCO Investors, Inc. (“GBL”), Gabelli Funds, LLC (“Gabelli Funds”), GAMCO Asset Management Inc. (“GAMCO”), Teton Advisors, Inc. (“Teton Advisors”), Gabelli Securities, Inc. (“GSI”), Gabelli & Company, Inc. (“Gabelli & Company”), MJG Associates, Inc. (“MJG Associates”), Gabelli Foundation, Inc. (the “Foundation”) and Mario Gabelli. GGCP makes investments for its own account and is the controlling shareholder of GBL. GBL, a public company listed on the New York Stock Exchange, is the parent company for a variety of companies engaged in the securities business, including those named below. GAMCO, a wholly-owned subsidiary of GBL, is an investment adviser registered under the Investment Advisers Act of 1940, as amended (the “Advisers Act”). GAMCO is an investment manager providing discretionary managed account services for employee benefit plans, private investors, endowments, foundations and others.

GSI, a majority-owned subsidiary of GBL, is an investment adviser registered under the Advisers Act and serves as a general partner or investment manager to limited partnerships and offshore investment companies. As a part of its business, GSI may purchase or sell securities for its own account. It is the immediate parent of Gabelli & Company. GSI is the general partner or investment manager of a number of funds or partnerships, including Gabelli Associates Fund, Gabelli Associates Fund II, Gabelli Associates Limited, ALCE Partners, L.P. and Gabelli Multimedia Partners, L.P. GSI and Marc Gabelli own 45% and 55%, respectively, of Gabelli Securities International Limited (“GSIL”). GSIL provides investment advisory services to offshore funds and accounts. GSIL is an investment advisor of Gabelli International Gold Fund Limited, Gabelli European Partners, Ltd. and Gabelli Global Partners, Ltd. Gabelli & Company, a wholly-owned subsidiary of GSI, is a broker-dealer registered under the Exchange Act, which as a part of its business regularly purchases and sells securities for its own account.

Gabelli Funds, a wholly owned subsidiary of GBL, is a limited liability company. Gabelli Funds is an investment adviser registered under the Advisers Act, which presently provides discretionary managed account services for The Gabelli Equity Trust Inc., The Gabelli Asset Fund, The GAMCO Growth Fund, The Gabelli Convertible and Income Securities Fund Inc., The Gabelli Value Fund Inc., The Gabelli Small Cap Growth Fund, The Gabelli Equity Income Fund, The Gabelli ABC Fund, The GAMCO Global Telecommunications Fund, GAMCO Gold Fund, Inc., The Gabelli Global Multimedia Trust Inc., The GAMCO Global Convertible Securities Fund, Gabelli Capital Asset Fund, GAMCO International Growth Fund, Inc., The GAMCO Global Growth Fund, The Gabelli Utility Trust, The GAMCO Global Opportunity Fund, The Gabelli Utilities Fund, The Gabelli Blue Chip Value Fund, The GAMCO Mathers Fund, The Gabelli Woodland Small Cap Value Fund, The Comstock Capital Value Fund, The Gabelli Dividend and Income Trust, The Gabelli Global Utility & Income Trust, The Gabelli Global Gold, Natural Resources, & Income Trust, The Gabelli Global Deal Fund, Gabelli Enterprise M&A Fund, The Gabelli SRI Green Fund, Inc. and The Gabelli Healthcare & Wellness Rx Trust (collectively, the “Funds”), which are registered investment companies.

GBL is the largest shareholder of Teton Advisors, an investment adviser registered under the Advisers Act, which provides discretionary advisory services to The GAMCO Westwood Mighty Mites Fund, The GAMCO Westwood Income Fund, The GAMCO Westwood Small Cap Fund and B.B. Micro-Cap Growth Fund. MJG Associates provides advisory services to private investment partnerships and offshore funds. Mario Gabelli is the sole shareholder, director and employee of MJG Associates. MJG Associates is the Investment Manager of Gabelli International Limited, Gabelli International II Limited and Gabelli Fund, LDC. Mario Gabelli is the general partner of Gabelli Performance Partnership, LP. The Foundation is a private foundation. Mario Gabelli is the Chairman, a Trustee and the Investment Manager of the Foundation. Mario Gabelli is the majority stockholder, Chief Executive Officer and a director of GGCP and Chairman and Chief Executive Officer of GBL.

The aggregate number of Securities to which Schedule 13D Amendment No. 35 relates includes the following shares deemed to be owned beneficially by the following: 59,100 shares held by Mario Gabelli; 1,343,633 shares held by GAMCO; 122,100 shares held by Gabelli Funds; 22,000 shares held by Teton Advisors; 1,200 shares held by the Foundation and 7,500 shares held by GSI. The foregoing persons do not admit to constituting a group within the meaning of Section 13(d) of the Exchange Act. Mario Gabelli is deemed to have beneficial ownership of the securities owned beneficially by each of the foregoing persons. GSI is deemed to have beneficial ownership of the securities owned beneficially by Gabelli & Company. GBL and GGCP are deemed to have beneficial ownership of the securities owned beneficially by each of the foregoing persons other than Mario Gabelli and the Foundation.

GBL, GAMCO and Gabelli & Company are New York corporations and GSI and Teton Advisors are Delaware corporations, each having its principal business office at One Corporate Center, Rye, New York 10580. GGCP is a New York corporation having its principal business office at 140 Greenwich Avenue, Greenwich, CT 06830. Gabelli Funds is a New York limited liability company having its principal business office at One Corporate Center, Rye, New York 10580. MJG Associates is a Connecticut corporation having its principal business office at 140 Greenwich Avenue, Greenwich, CT 06830. The Foundation is a Nevada corporation having its principal offices at 165 West Liberty Street, Reno, Nevada 89501.

(4)
Based upon a Schedule 13D/A Amendment No. 18 filed jointly on January 6, 2009 with the SEC by Steel Partners II, L.P., a Delaware limited partnership (Steel Partners II), Steel Partners II Master Fund L.P., a Cayman Islands exempted limited partnership (Steel Master), Steel Partners LLC, a Delaware limited liability company (Partners LLC), Steel Partners Holdings L.P., a Delaware limited partnership (Steel Partners Holdings), Warren G. Lichtenstein, Glen M. Kassan, James R. Henderson and John H. McNamara, Jr. Steel Partners II owns 1,608,550 shares of the Common Stock.

Steel Master is the owner of approximately 99% of the limited partnership interests in Steel Partners Holdings. Steel Partners Holdings is the sole limited partner of Steel Partners II. Partners LLC is the manager of Steel Partners Holdings, Steel Partners II and Steel Master. The general partner of Steel Partners II has delegated to Partners LLC the exclusive power to vote and dispose of the securities held by Steel Partners II. Warren G. Lichtenstein is the manager of Partners LLC. Glen M. Kassan is a Managing Director and operating partner of Partners LLC. James R. Henderson is a Managing Director and operating partner of Partners LLC. John H. McNamara, Jr. is a Managing Director and investment professional of Partners LLC. Messrs. Kassan, Henderson and McNamara are also directors of the Company. By virtue of these relationships, each of Steel Master, Partners LLC, Steel Partners Holdings and Mr. Lichtenstein may be deemed to beneficially own the shares of Common Stock owned by Steel Partners II. In such filing, Mr. McNamara and Mr. Kassan report that they do not beneficially own any shares of Common Stock and Mr. Henderson reports that he beneficially owns 20,824 shares of Common Stock that he has the right to acquire at any time upon the exercise of stock options.

(5)
Based upon a Schedule 13D/A Amendment No. 18 filed jointly on January 6, 2009 with the SEC by Steel Partners II, Steel Master, Partners LLC, Steel Partners Holdings, Mr. Lichtenstein, Mr. Kassan, Mr. Henderson and Mr. McNamara. Mr. Lichtenstein owns 10,300 shares of the Common Stock. Mr. Lichtenstein also has the power to vote and dispose of the 1,608,550 shares of the Common Stock owned by Steel Partners II.

(6)
Includes 217,350 shares that Mr. Schwarz has the power to vote and dispose, by virtue of his position as Managing Member of Newcastle Capital Group, L.L.C., which is the general partner of Newcastle Capital Management, L.P., which is the general partner of Newcastle Partners, L.P. Also includes 26,123 shares that Mr. Schwarz has the right to acquire at any time upon exercise of stock options.

(7)	Includes 53,365 shares owned by Mr. Baumgardner and 49,091 shares that Mr. Baumgardner has the right to acquire at any time upon exercise of stock options.

(8)
Includes 4,500 shares owned by Mr. Nuzzo, 7,138 shares beneficially owned by Mr. Nuzzo as a participant in the Company sponsored 401(k) plan, and 41,167 shares that Mr. Nuzzo has the right to acquire at any time upon exercise of stock options.

(9)
Includes 21,900 shares owned directly by Mr. Taylor, 100 shares owned indirectly by Mr. Taylor through a family member, 2,916 shares beneficially owned by Mr. Taylor as a participant in the Company sponsored 401(k) plan, and 80,333 shares that Mr. Taylor has the right to acquire at any time upon exercise of stock options.

(10)
Includes 3,500 shares held by Mr. Gray’s Individual Retirement Account, 13,400 shares held by 1993 GF Limited Partnership, in which the general partner is a corporation owned solely by Mr. Gray, and 6,800 shares held by AVG Limited Partnership, in which Mr. Gray is a general partner. Also includes 2,500 shares held by JYG Limited Partnership, in which Mr. Gray’s spouse is a general partner and 13,378 shares that Mr. Gray has the right to acquire at any time upon exercise of stock options. Except for the shares held in his Individual Retirement Account and by JYG Limited Partnership, Mr. Gray disclaims beneficial ownership of these shares.

(11)	Includes 230,916 shares that directors and executive officers have the right to acquire, at any time, upon the exercise of nonqualified and incentive stock options granted by the Company.
Recommendation of the Board of Directors
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES.
EXECUTIVE COMPENSATION
COMPENSATION DISCUSSION AND ANALYSIS
Overview
This compensation discussion and analysis describes the material elements of compensation awarded to, earned by or paid to each of the Company’s named executive officers who served during the fiscal year ended December 31, 2008. This compensation discussion primarily focuses on the information contained in the following tables and related footnotes and narrative for the last completed fiscal year, but also describes compensation actions taken before or after the last completed fiscal year to the extent that it enhances the understanding of the executive compensation disclosure. The Compensation Committee currently oversees the design and administration of the Company’s executive compensation program.
The Company’s current executive compensation program includes the following principal components: (i) base salary, (ii) cash bonus incentive provided through a short-term incentive plan (“STIP”), and a long-term incentive plan (“LTIP”), (iii) perquisites, (iv) the 2008 Incentive Stock Plan and (v) other compensation. In addition, certain of the Company’s named executive officers still have unexercised options to purchase shares of common stock that were granted under the 1991 Long Term Incentive Plan. The 1991 Long Term Incentive Plan terminated pursuant to its terms in 2001, although options granted under that plan remain outstanding pursuant to their terms. Outstanding options granted pursuant to the 1991 Long Term Incentive Plan and the 2008 Incentive Stock Plan are detailed below in the “Outstanding Equity Awards at Fiscal Year- End Table.”
Executive Compensation Objectives
The Company’s compensation philosophy aims to balance short-term performance of executives with the achievement of long-range strategic goals resulting in continuously improving shareholder value and to engender and preserve a sense of fairness and equity among employees, shareholders and customers.

In keeping with that philosophy, the objective of the Company’s executive compensation program is to:
•	link a significant portion of annual compensation directly to operating performance;

•	promote achievement of the Company’s long-term strategic goals and objectives;

•	align the interest of Company employees with long-term shareholder interest; and

•	attract, retain, and motivate executives critical to the Company’s long-term success.
To achieve these objectives, compensation programs have been designed to create a correlation between the financial success of the executive and the shareholders by providing compensation that will support the achievement of the Company’s financial goals while attracting and retaining talented executives and rewarding superior performance. The compensation program provides both long and short-term incentives that the Compensation Committee believes align the interests of executives and shareholders and reward executives for value delivered to shareholders and for building value within the Company.
Determination of Compensation Awards
The Compensation Committee has the primary authority to oversee general compensation policies for the Company’s employees and is charged with reviewing and approving compensation packages annually for the Company’s named executive officers. In performing this function, the Compensation Committee reviews (i) executive compensation surveys and compensation levels of executive officers of companies in competing businesses and in the Company’s geographic markets and (ii) the recommendations of Mr. Taylor, the Company’s Chief Executive Officer and President. From time to time, the Committee engages independent compensation consultants and others regarding compensation matters.
No specific weight or relative importance was assigned to the various qualitative factors and compensation information considered by the Compensation Committee. Accordingly, the Company’s compensation policies and practices may be deemed subjective, within an overall published framework based on both the financial and non-financial factors.
Timing of Compensation
Compensation, including salary base adjustments, incentive plan eligibility, incentive plan goal specifications and incentive plan payments, for the Company’s named executive officers are reviewed annually, usually in the first quarter.
Elements of Compensation
The principal elements of the Company’s executive compensation are:
•	base salary;
•	performance-based incentives;
i.	short-term incentives

ii.	long-term incentives
•	perquisites and other compensation.

Base Salaries
Base salary is used to recognize the experience, skills, knowledge and responsibilities required of all the Company’s employees, including its named executive officers. When establishing base salaries for 2008, the Compensation Committee considered a number of factors, including the seniority of the individual, the functional role of the position, the level of the individual’s responsibility, the ability to replace the individual, the base salary of the individual at his/her prior employment and the number of well qualified candidates to assume the individual’s role. Generally, the Compensation Committee believes that executive base salaries should be targeted near the median of the range of salaries for executives in similar positions at comparable companies. Base salary levels of executive officers are reviewed annually by the Compensation Committee.
Performance-Based Incentives
2008 Bonus Plan
The 2008 Bonus Plan provides incentives to officers and members of management of the Company and its subsidiaries, including certain of the Company’s executive officers, in the form of cash bonus payments for achieving certain performance goals established for them. Participants in the 2008 Bonus Plan who are named executive officers of the Company are James C. Taylor, President and Chief Executive Officer of the Company, and David R. Nuzzo, the Vice President and Chief Financial Officer of the Company.
The Compensation Committee established two components for the 2008 Bonus Plan. The first component is a short-term incentive plan and the second component is a long-term incentive plan. The structure of the 2008 Bonus Plan was designed to provide short-term incentives to participants for achieving annual targets, while also motivating and rewarding eligible participants for achieving longer-term growth goals.
a. 2008 Short-Term Incentive Plan Awards
The short-term incentive plan component of the 2008 Bonus Plan (the “2008 STIP”) consists of two components. The first component is based on the achievement of return on invested capital (“ROIC”) objectives and the second component is based on the achievement of pre-determined individual objectives. Based on the determination of the objectives under the two components, the maximum percentage of base salary that may be earned by a participant ranges from 20% to 45% of his or her base salary, but may exceed such range in the event that ROIC exceeds the Company’s targets. No bonuses are paid under the 2008 STIP if either component is below a predetermined threshold. For the fiscal year ended December 31, 2008, neither Mr. Taylor nor Mr. Nuzzo received a bonus payment under the 2008 STIP.
For the fiscal year ended December 31, 2007, under the 2007 STIP, Mr. Taylor earned a bonus payment of $151,819 and Mr. Nuzzo earned a bonus payment of $80,871, which payments were made in March 2008. These bonus payments are reflected in the “Non-Equity Incentive Plan Compensation” of the Summary Compensation Table.

b. 2008 Long-Term Incentive Plan Awards
The Company maintains a long-term incentive plan based on the achievement of certain sales targets and ROIC targets over a three-year time period. An employee must be employed on the date the Compensation Committee approves bonuses for the last year of the three year period in order to be eligible to receive a payment under a long term incentive plan, unless otherwise determined at the absolute discretion of the Compensation Committee. The long-term incentive plan component of the 2008 Bonus Plan (the “2008 LTIP”) is based on a combination of the achievement of certain sales targets and ROIC targets over the three-year period ending on December 31, 2010. Based on the determination of these objectives, the maximum percentage of base salary that may be earned by the participants range from 10% to 55% of his or her base salary, but may exceed such range in the event that ROIC exceeds the Company’s targets. Bonuses earned under the 2008 long-term incentive plan will be paid following the conclusion of the 2010 fiscal year. A bonus payout under the 2008 LTIP will not occur if either the ROIC or sales component is below 80% of the respective target. The 2008 LTIP is similar to, and runs concurrently with the 2006 long term incentive plan (the “2006 LTIP”) and the 2007 long term incentive plan (the “2007 LTIP”). The 2006 LTIP and the 2007 LTIP cover the three-year periods ending on December 31, 2008 and December 31, 2009, respectively. Each long term incentive plan contains different targets.
For the fiscal year ended December 31, 2008, under the 2006 LTIP, Mr. Taylor earned a bonus payment of $136,410 and Mr. Nuzzo earned a bonus payment of $39,860, which payments were made in March 2009. These bonus payments are reflected in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table. For the fiscal year ended December 31, 2008, the Company did not make any bonus payment to any of its executive officers under the 2007 LTIP or the 2008 LTIP.
For the fiscal year ended December 31, 2007, under the 2005 long term incentive plan (the “2005 LTIP”), Mr. Taylor earned a bonus payment of $171,373 and Mr. Nuzzo earned a bonus payment of $58,284, which payments were made in March 2008. These bonus payments are not reflected in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table as they were previously reported as part of 2005 bonuses paid to Mr. Taylor and Mr. Nuzzo. For the fiscal year ended December 31, 2007, the Company did not make any bonus payment to any of its executive officers under the 2006 LTIP or the 2007 LTIP.
Severance and Change In Control Benefits
The Company provides the opportunity for Mr. Taylor to be protected under the severance and change in control provisions contained in a Change in Control Agreement dated as of May 1, 2001, as amended May 1, 2004 and December 22, 2008 (the “Change in Control Agreement”). The Company provides this protection in order to attract and retain an appropriate caliber of talent for his position. The severance and change in control provisions that apply for Mr. Taylor are summarized below in “Potential Payments upon Termination or Change-in-Control.” The Compensation Committee believes that the use of such severance and change in control protections are an essential element of executive compensation and assist the Company in recruiting and retaining talented executives. No other named executive officers are protected by such provisions.
Perquisites and Other Compensation
The Company provides the opportunity for its named executive officers and other executives to receive certain perquisites and general health and welfare benefits. For the last completed fiscal year, the Company provided the following personal benefits and perquisites to certain of its named executives officers: health insurance, life and disability insurance, 401(k) plan and car expense reimbursement.

Other Payments
Options
In the past, the Compensation Committee has provided long term incentive compensation in the form of stock options, where appropriate, as compensation for its executive officers, including the named executive officers. These options were granted pursuant to the 1991 Long Term Incentive Plan, which plan expired in 2001 in accordance with its terms. Each option granted under the 1991 Long Term Incentive Plan expires no later than ten (10) years from the date the option was granted. Accordingly, options granted under the plan remain outstanding pursuant to their terms. At the present time, the Company’s 2008 Incentive Stock Plan is the only option plan in effect. The Company granted options to the named executive officers during the fiscal year ended December 31, 2008. The value of these option grants are reflected in the “Option Awards” column of the Summary Compensation Table.
Summary Compensation Table
The following table sets forth all compensation awarded to, paid to or earned by the following type of executive officers for the fiscal year ended December 31, 2008: (i) individuals who served as, or acted in the capacity of, the Company’s principal executive officer for the fiscal year ended December 31, 2008; (ii) individuals who served as, or acted in the capacity of, the Company’s principal financial officer for the fiscal year ended December 31, 2008; (iii) the Company’s three most highly compensated executive officers, other than the chief executive and chief financial officer, who were serving as executive officers at the end of the fiscal year ended December 31, 2008 (of which there were none); and (iv) up to two additional individuals for whom disclosure would have been provided but for the fact that the individual was not serving as an executive officer of the Company at the end of the fiscal year ended December 31, 2008 (of which there were none). We refer to these individuals collectively as the named executive officers.

							(g)
(a)					(f)		Non-Equity		(i)
Name and		(c)	(e)		Option		Incentive Plan		All Other		(j)
Principal	(b)	Salary	Stock Awards		Awards		Compensation		Compensation		Total
Position	Year	($)	($)		($)		($)		($)		($)
James C. Taylor	2008	$375,000	$8,114	(1)	$205,004	(2)	$136,410	(3a)	$11,620	(4)(5a)	$736,148
Chief Executive	2007	$336,000	$6,200	(1)	—		$151,819	(3b)	$1,111,911	(4)(5b)	$1,605,930
Officer and President

David R. Nuzzo	2008	$235,000	$10,292	(1)	$71,751	(2)	$39,860	(6a)	$22,605	(4)(7a)	$379,508
Vice President and	2007	$216,000	$6,762	(1)	—		$80,871	(6b)	$19,537	(4)(7b)	$323,170
Chief Financial Officer, Treasurer and Secretary

(1)
This amount reflects the value of common stock contributed by the Company through the Company sponsored 401(k) plan. The value of the common stock contribution is the product of the number of shares contributed by the Company and the weighted average price of those shares.

(2)
Option to purchase 100,000 shares granted to Mr. Taylor on September 29, 2008. Option to purchase 35,000 shares granted to Mr. Nuzzo on September 29, 2008. Both options were granted pursuant to the 2008 Incentive Stock Plan. The dollar amount in the table above represents the value recognized in the Company’s financial statements for the period ended December 31, 2008 in accordance with Statement of Financial Accounting Standards 123(R), as revised (“FAS 123R”).

(3)
(a) Amount reflects bonus payment of $136,410 pursuant to the 2006 LTIP, which represented compensation for the 2008 fiscal year, but was paid in March 2009. Mr. Taylor did not receive a bonus payment under the 2008 STIP.

(b) Amount reflects bonus payment pursuant to the 2007 STIP. It does not include the bonus payment of $171,373 pursuant to the 2005 LTIP, which represented compensation for the 2005 fiscal year, but was paid in March 2008. That bonus payment was previously reported as part of Mr. Taylor’s 2005 compensation.

The terms of bonus plans are described in greater detail above under the heading “Performance-Based Incentives.”

(4)	Includes the Company’s profit sharing cash contributions and matching contributions under the Company sponsored 401(k) plan for each of Messrs. Taylor and Nuzzo.

(5)
(a) Amount includes car expense reimbursement payments in the amount of $6,720 and premiums paid for group term life insurance for Mr. Taylor for the 2008 fiscal year in the amount of $300. Also included is any amount by which potential bonus payments under a Long Term Bonus Agreement dated September 1, 2005 (the “Long Term Bonus Agreement”) and a certain agreement dated as of August 5, 2002 (the “2002 Bonus Agreement”) increased in value above the amounts previously reported. As the closing market price of the Common Stock on December 31, 2008 did not exceed the closing market price as of December 31, 2007 or the base price of $15.02 (under the Long Term Bonus Agreement), no additional amounts are included in the reported amount for the 2008 fiscal year. The Long Term Bonus Agreement and the 2002 Bonus Agreement are described below in “Employment and Other Agreements.”

(b) Amount includes car expense reimbursement payments in the amount of $10,439 and premiums paid for group term life insurance for Mr. Taylor for the 2007 fiscal year in the amount of $300. This amount also includes a bonus payment in the amount of $992,272 (the “Taylor Bonus”) pursuant to the 2002 Bonus Agreement.

Pursuant to the terms of the 2002 Bonus Agreement, the Taylor Bonus was equal to the product of (i) 100,000 and (ii) the amount by which the Common Stock price exceeds $5.45. The right to receive two-thirds of the Taylor Bonus was triggered on December 21, 2007, on which day the closing stock price of the Common Stock was $20.334 per share. Based on this closing price, the Taylor Bonus was equal to $992,272. One-third of the Taylor Bonus (the product of 33,334 and the amount by which the Common Stock price exceeds $5.45) remains unexercised. The Taylor Bonus is reflected in the “Other Compensation” column, less amounts totaling $20,000 reported as compensation in connection with the Taylor Bonus in prior years.

Also included in “Other Compensation” for the 2007 fiscal year is the amount by which potential bonus payments under the Long Term Bonus Agreement increased during the 2007 fiscal year. The amount of such increase for the 2007 fiscal year was $124,800.

(6)	(a) Amount reflects bonus payment of $39,860 paid in March 2009 pursuant to the 2006 LTIP. Mr. Nuzzo did not receive a bonus payment under the 2008 STIP.

(b) Amount reflects bonus paid pursuant to the 2007 STIP. The amount does not include a bonus payment of $58,284 pursuant to the 2005 LTIP, which represented compensation for the 2005 fiscal year, but was paid in March 2008. That bonus payment was previously reported as part of Mr. Nuzzo’s 2005 compensation.

The terms of the bonus plans are described in greater detail above under the heading “Performance-Based Incentives.”

(7)	(a) Amount reflects car expense reimbursement payments in the amount of $17,315 and premiums paid for group term life insurance in the amount of $690.

(b) Amount reflects car expense reimbursement payments in the amount of $15,179 and premiums paid for group term life insurance in the amount of $690.
Narrative Disclosure to Summary Compensation Table
The compensation paid to the named executive officers includes salary, non-equity incentive compensation and certain other compensation detailed above. The non-equity incentive compensation column does not included any payments under the 2007 LTIP or the 2008 LTIP because these amounts are not deemed earned until the conclusion of the last fiscal year covered by such plans.
In 2008, salaries and bonuses accounted for approximately 69% of total compensation for the Company’s principal executive officer and approximately 73% for the Company’s principal financial officer.
Grants of Plan-Based Awards
The Company granted options to acquire shares of the Common Stock under the 2008 Incentive Stock Plan to its named executive officers in the 2008 fiscal year. The value of these option grants are reflected in the “Option Awards” column of the Summary Compensation Table. No stock options were granted in the 2007 fiscal year. The Company did transfer shares of the Common Stock representing matching contributions to the Company sponsored 401(k) plan in the respective amounts of 605.28 shares and 800.39 shares for Messrs. Taylor and Nuzzo in 2008 and 397.9 shares and 435.76 shares for Messrs. Taylor and Nuzzo in 2007.

Grants of non-equity awards pursuant to the Company’s performance based incentive plans are described above under “Compensation Discussion and Analysis — Performance-Based Incentives.” The value of these awards are reflected in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table.
Outstanding Equity Awards at Fiscal Year-End

	Option Awards
	(b)	(c)
	Number of	Number of
	Securities	Securities
	Underlying	Underlying	(e)
	Unexercised	Unexercised	Option	(f)
(a)	Options (#)	Options (#)	Exercise	Option
Name	Exercisable	Unexercisable	Price ($)	Expiration Date
James C. Taylor
	25,000	—	11.1250	1/10/2010
	5,000	—	12.0000	8/1/2010
	7,000	—	12.1750	5/18/2011
	10,000	—	5.7500	9/25/2011
	33,333	66,667	12.8000	9/28/2015

David R. Nuzzo
	12,500	—	13.5000	9/24/2009
	7,000	—	12.1750	5/18/2011
	10,000	—	5.7500	9/25/2011
	11,667	23,333	12.8000	9/28/2015
Employment and Other Agreements
Neither of the Company’s named executive officers is a party to an employment agreement.
Pursuant to a Long Term Bonus Agreement dated September 1, 2005 (the “Long Term Bonus Agreement”), Mr. Taylor is entitled to receive a bonus (the “Bonus”) upon the first to occur of (i) the occurrence of a change in control; or (ii) the delivery of a notice by Mr. Taylor requesting the payment of the Bonus. The amount of the Bonus will be equal to the product of (i) 50,000 and (ii) the amount by which the Common Stock price exceeds $15.02. The Bonus vests 20% on September 1 of each of 2005, 2006, 2007, 2008 and 2009, or in its entirety upon a change of control. Upon his termination of employment with the Company for any reason, Mr. Taylor will be entitled to receive the Bonus upon delivery of a notice for a period of thirty (30) days following the date of termination, after which time he will have no further right to receive the Bonus.
Assuming that payment of the Bonus was to be calculated using the closing market price on the last day of trading in the fiscal year ended December 31, 2008, which was $8.80 per share of the Common Stock, the vested portion of the Bonus would have no value. During the fiscal year ended December 31, 2007 the value of the vested portion of the Bonus increased by $124,800, and is reflected in the “Other Compensation” column in the Summary Compensation Table for that year.
Pursuant to the terms of the of that certain agreement dated as of August 5, 2002 (the “2002 Bonus Agreement”), Mr. Taylor will be paid a bonus equal to the product of (i) 100,000 and (ii) the amount by which the Common Stock price exceeds $5.45. The right to receive two-thirds of the Taylor Bonus was triggered on December 21, 2007, on which day the closing stock price of the Common Stock was $20.334 per share. Based on such closing price, Mr. Taylor was paid a bonus of $992,272 during the 2007 fiscal year. This fiscal 2007 bonus payment is reflected in the “Other Compensation” column, less amounts totaling $20,000 reported as compensation in connection with this bonus in prior years.

One-third of the Taylor Bonus (the product of 33,334 and the amount by which the Common Stock price exceeds $5.45) remains unexercised. The right to receive the remaining one-third of the Taylor Bonus, which is 100% vested, shall be triggered upon the first to occur of (i) the occurrence of a change in control; or (ii) the delivery of a notice by Mr. Taylor requesting the payment of the Bonus. Assuming that payment of the remaining unexercised bonus was to be calculated using the Common Stock closing market price on December 31, 2008, which was $8.80 per share, the vested portion of the remaining unexercised bonus would equal $111,666.
Potential Payments Upon Termination Or A Change In Control
James C. Taylor, the Company’s Chief Executive Officer and President, is party to a Change in Control Agreement. Pursuant to the Change in Control Agreement, Mr. Taylor will receive a payment equal to two times his annual salary in the event he is terminated as Chief Executive Officer and President without cause or he terminates such employment for good reason within one year of a change in control of the Company or the execution of a definitive agreement contemplating a change in control of the Company. As of December 31, 2008, this amount was equal to $750,000.
Please see the discussion of the Long Term Bonus Agreement and the 2002 Bonus Agreement with Mr. Taylor detailed above.
Director Compensation
The following table summarizes compensation that the Company’s directors earned during 2008 for services as members of the Board of Directors.

(a)	(b)		(d)	(h)
Name	Fees Earned or Paid in Cash(1)		Option Awards(2)	Total
	($)			($)
Glen M. Kassan Chairman		(3)	—		(3)
Warren G. Lichtenstein(4)		(3)	—		(3)
J. Dwane Baumgardner	31,250		—	31,250
James R. Henderson	26,000		—	26,000
Mark E. Schwarz	34,750		—	34,750
Avrum Gray	38,750		—	38,750
James A. Risher	37,750		—	37,750
John H. McNamara, Jr.	13,750		—	13,750

(1)	In the 2008 fiscal year, directors other than the Chairman received the following fees:
•	$6,250 quarterly retainer fee for each director;

•	$1,500 quarterly retainer fee for the chairman of each committee;

•	$1,250 for each Board meeting attended; and

•	$1,000 for each committee meeting attended.

(2)
No option awards were granted the fiscal year ended December 31, 2008 and the Company did not recognize, under the provisions of FAS 123R, any stock-based compensation expense related to stock options previously awarded to directors for the 2008 fiscal year. At December 31, 2008, the aggregate number of outstanding stock option awards held by each non-employee director, all of which are fully vested, was: Mr. Kassan — 0 shares; Mr. Baumgardner — 49,091 shares; Mr. Henderson - 20,834 shares; Mr. Schwarz — 26,123 shares; Mr. Gray — 13,378 shares; Mr. Risher — 0 shares; and Mr. McNamara — 0 shares. Option grants are discussed in Note 1 to the Company’s consolidated financial statements in its Annual Report on Form 10-K filed on April 15, 2009.

(3)
Neither Mr. Lichtenstein nor Mr. Kassan received direct compensation from the Company. The services of Messrs. Lichtenstein and Kassan on the Board were provided to the Company in accordance with the provisions of a management agreement with Steel Partners, Ltd. (“SPL”). The fee paid to SPL by the Company was $475,000 for the 2008 fiscal year. Additional detail regarding this fee is set forth in “Certain Relationships and Related Transactions” presented below.

(4)	As previously announced, Warren Lichtenstein declined to stand for re-election in May 2008 and ceased to be a director and Chairman of the Board on May 14, 2008.
Compensation Committee Interlocks and Insider Participation
Messrs. Risher, Schwarz and Gray served on the Compensation Committee during the 2008 fiscal year. None of the committee members have ever been officers or employees of the Company, or ever had any relationship requiring disclosure below under the caption “Certain Relationships and Related Transactions.”
Limitation on Liability and Indemnification Matters
The Company’s By-laws and Articles of Incorporation provide for indemnification of its directors and officers to the fullest extent permitted by New Jersey law.
Directors’ and Officers’ Insurance
The Company currently maintains a directors’ and officers’ liability insurance policy that provides its directors and officers with liability coverage relating to certain potential liabilities.
Certain Relationships and Related Transactions
Certain services are provided to the Company by SPL, a company controlled by the former Chairman of the Board of the Company, Warren G. Lichtenstein. The Compensation Committee engaged an independent firm to provide a report and advice regarding the amount of management fees that should be payable to SPL for such services. These fees, other than the payment of a possible bonus, are the only consideration for the services of the former Chairman of the Board, Warren G. Lichtenstein and the current Chairman of the Board and director, Glen M. Kassan, as well as other assistance from SPL.

The services provided include management and advisory services with respect to operations, strategic planning, finance and accounting, merger, sale and acquisition activities and other aspects of the businesses of the Company. In consideration for such services, the fee paid to SPL by the Company was $475,000 for the 2008 fiscal year.
Although not in writing, the Board engages in discussions regarding related party transactions reflecting its understanding of policies and procedures, which gives the Board the power to approve or disapprove potential related party transactions of directors and executive officers, their immediate family members and entities where they hold a 5% or greater beneficial ownership interest. The Board is charged with reviewing all relevant facts and circumstances of a related party transaction, including if the transaction is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party and the extent of the related party’s interest in the transaction.
Compensation Committee Report*
We have reviewed and discussed with management certain Executive Compensation and Compensation Discussion and Analysis provisions to be included in the Company’s 2009 Shareholder Meeting Schedule 14A Proxy Statement (the “Proxy Statement”) filed pursuant to Section 14(a) of the Exchange Act. Based on the reviews and discussions referred to above, we recommend to the Board of Directors that the Executive Compensation and Compensation Discussion and Analysis provisions referred to above be included in the Proxy Statement.
Submitted by the Compensation Committee of the Board of Directors
James A. Risher
Mark E. Schwarz
Avrum Gray

*
This Compensation Committee Report is not deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under either such Acts.

REPORT OF THE AUDIT COMMITTEE
The Audit Committee assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company. Each member of the Audit Committee meets the criteria for being “independent” under Section 803(A) of the listing standards of the NYSE Amex. During the fiscal year ended December 31, 2008, the Committee met five times and acted by written consent on one occasion.
In discharging its responsibility for oversight of the audit process, the Audit Committee obtained from the independent auditors, Grant Thornton LLP, a formal written statement describing any relationships between the auditors and the Company that might bear on the auditors’ independence consistent with the Independent Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” and discussed with the auditors any relationships that might impact the auditors’ objectivity and independence and satisfied itself as to the auditors’ independence.
The Committee discussed and reviewed with the independent auditors the communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees” and discussed and reviewed the results of the independent auditors’ examination of the financial statements for the fiscal year ended December 31, 2008.
The Committee reviewed the audited financial statements of the Company as of and for the fiscal year ended December 31, 2008, with management and the independent auditors. Management has the responsibility for preparation of the Company’s financial statements and the independent auditors have the responsibility for examination of those statements.
Based upon the above-mentioned review and discussions with management and the independent auditors, the Committee recommended to the Board that the Company’s audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2008, for filing with the SEC.
AUDIT COMMITTEE
Avrum Gray
J. Dwane Baumgardner
James A. Risher

ITEM 2: RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS
The Board has selected Grant Thornton LLP to serve as the Company’s independent auditors. Grant Thornton LLP has served as the Company’s independent auditors since July 2002. While it is not required to do so, the Board is submitting to shareholders for ratification the selection of Grant Thornton LLP as the Company’s independent auditors for the year ending December 31, 2009. Such ratification of the selection of Grant Thornton LLP will require the affirmative vote of the holders of a majority of the shares of the Common Stock entitled to vote thereon and represented at the Meeting. The Board will reconsider its selection should the shareholder votes evidence disapproval.
Audit Fees
The aggregate fees billed by Grant Thornton LLP for professional fees rendered in connection with the audit of the Company’s annual financial statements and the reviews of the Company’s financial statements included in the Company’s Quarterly Reports on Form 10-Q, including services related thereto, were $663,481 for the year ended December 31, 2008 and $558,689 for the year ended December 31, 2007.
Audit-Related Fees
The aggregate fees billed by Grant Thornton LLP for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements and are not reported as “Audit Fees,” including review of the Company’s Annual Report on Form 10-K in connection with the acquisition of certain businesses, planning efforts related to the review of the Company’s internal controls over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 and consultations concerning financial accounting and reporting matters not classified as audit, were $19,531 for the year ended December 31, 2008, and $31,107 for the year ended December 31, 2007.
Tax Fees
The aggregate fees billed by Grant Thornton LLP for professional services rendered for tax compliance, tax advice and tax planning were $0 for the year ended December 31, 2008, and $5,706 for the year ended December 31, 2007. The services comprising the fees reported as “Tax Fees” included tax return preparation in various foreign jurisdictions, consultation regarding various tax issues and support provided to management in connection with income and other tax audits.
All Other Fees
There were no other fees billed by Grant Thornton LLP for the years ended December 31, 2008 and December 31, 2007 for products and services, other than those described.
Pre-approval Policies and Procedures
All audit and non-audit services to be performed by the Company’s independent accountant must be approved in advance by the Audit Committee. Consistent with applicable law, limited amounts of services, other than audit, review or attest services, may be approved by the Chairman of the Audit Committee pursuant to authority delegated by the Audit Committee, provided each such approved service is reported to the full Audit Committee at its next meeting.

All of the engagements and fees for the year ended December 31, 2008 were approved by the Audit Committee. Of the total number of hours expended on Grant Thornton LLP’s engagement to audit the Company’s financial statements for the year ended December 31, 2008, none of the hours were attributed to work performed by persons other than permanent, full-time employees of Grant Thornton LLP in the United States and of a member firm of Grant Thornton International in China.
The Audit Committee considered whether the provision of non-audit services by Grant Thornton LLP was compatible with its ability to maintain independence from an audit standpoint and concluded that Grant Thornton LLP’s independence was not compromised.
Representatives of Grant Thornton LLP are expected to be present at the Meeting and available to respond to appropriate questions. Such representatives will have the opportunity to make a statement if they desire to do so.
Recommendation of the Board of Directors
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE SELECTION OF GRANT THORNTON LLP.

SHAREHOLDER PROPOSALS
In order to be considered for inclusion in the proxy materials to be distributed in connection with the next annual meeting of shareholders of the Company, shareholder proposals for such meeting must be submitted to the Company no later than December 16, 2009. Shareholders wishing to nominate directors or bring a proposal before the 2010 annual meeting of shareholders (but not include it in the Company’s proxy material) must provide written notice of such nomination or proposal to the attention of the corporate secretary, no later than the close of business on the 60th calendar day prior to the date of the 2010 annual meeting.
Under the SEC’s proxy rules, proxies solicited by the Board for the 2010 annual meeting may be voted at the discretion of the persons named in such proxies (or their substitutes). Any shareholder proposal may not be included in the Company’s proxy statement if the Company does not receive notice of such proposal on or before the deadline set forth in the preceding paragraph.
To be in proper form, a shareholders notice must include the specified information concerning the proposal or nominee as described in the Company’s By-laws. The Company will not consider any proposal or nomination that does not meet the requirements of its By-laws and the SEC for submitting a proposal or nomination.
OTHER MATTERS
So far as now known, there is no business other than that described above to be presented for action by the shareholders at the Meeting, but it is intended that the proxies will be voted upon any other matters and proposals that may legally come before the Meeting or any adjournment thereof, in accordance with the discretion of the persons named therein.
ANNUAL REPORT
The Company is concurrently sending all of its shareholders of record, as of April 29, 2009, a copy of its Annual Report for the year ended December 31, 2008. Such report contains the Company’s certified consolidated financial statements for the year ended December 31, 2008, including that of the Company’s subsidiaries.
Whether or not you intend to be present at this Meeting you are urged to sign and return your proxy promptly.
By order of the Board of Directors,
Glen M. Kassan
Chairman
Mount Laurel, New Jersey
April 30, 2009
A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K AND ANY AMENDMENTS THERETO FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS PROVIDED WITH CERTAIN OTHER SHAREHOLDER INFORMATION IN THE MATERIALS ACCOMPANYING THIS PROXY STATEMENT. TO OBTAIN ADDITIONAL COPIES WITHOUT CHARGE, PLEASE WRITE TO: DAVID R. NUZZO, SECRETARY, SL INDUSTRIES, INC., 520 FELLOWSHIP ROAD, SUITE A-114, MOUNT LAUREL, NEW JERSEY 08054.

ANNUAL MEETING OF SHAREHOLDERS OF
SL INDUSTRIES, INC.
June 3, 2009
NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS:
The Notice of Annual Meeting, Proxy Statement and 2008 Annual Report on Form 10-K
are available at: https://materials.proxyvote.com/784413
Please sign, date and mail
your proxy card in the
envelope provided as soon
as possible.

ê Please detach along perforated line and mail in the envelope provided. ê

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  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1 AND 2.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1.	ELECTION OF DIRECTOR NOMINEES

NOMINEES:
☐	FOR ALL NOMINEES	o o	GLEN M. KASSAN J. DWANE BAUMGARDNER
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	o o o	JAMES R. HENDERSON JOHN H. MCNAMARA, JR. MARK E. SCHWARZ
☐	FOR ALL EXCEPT (See instructions below)	o o	AVRUM GRAY JAMES A. RISHER

INSTRUCTIONS:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐

		FOR	AGAINST	ABSTAIN
2.	RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON LLP AS THE INDEPENDENT PUBLIC ACCOUNTANTS OF THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2009.	☐	☐	☐

3.	DISCRETIONARY AUTHORITY: To vote with discretionary authority with respect to all other matters that may come before the Meeting and any adjournment of postponement thereof.

Signature of Shareholder	Date:	Signature of Shareholder	Date:

■	Note:
Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.
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THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
SL INDUSTRIES, INC.
Proxy -- Annual Meeting of Shareholders

June 3, 2009
The undersigned, a shareholder of SL Industries, Inc., a New Jersey corporation (the “Company”), does hereby appoint Glen M. Kassan (with full power to act alone), the true and lawful attorney and proxy with full power of substitution, for and in the name, place and stead of the undersigned, to vote all of the shares of Common Stock of the Company that the undersigned would be entitled to vote if personally present at the 2009 Annual Meeting of Shareholders of the Company to be held at Olshan Grundman Frome Rosenzweig & Wolosky LLP, Park Avenue Tower, 65 East 55th Street, New York, New York 10022 June 3, 2009, at 10:00 A.M., Eastern Time, or at any adjournment or postponements thereof.
The undersigned hereby revokes any proxy or proxies heretofore given and acknowledges receipt of a copy of the Notice of Annual Meeting and Proxy Statement, both dated April 30, 2009, and a copy of the Company’s Annual Report for the year ended December 31, 2008.
THIS PROXY WILL BE VOTED IN ACCORDANCE WITH ANY DIRECTIONS HEREIN GIVEN. UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED TO ELECT THE DIRECTORS AND TO RATIFY THE APPOINTMENT OF GRANT THORNTON LLP AS THE COMPANY’S INDEPENDENT PUBLIC ACCOUNTANTS.
CONTINUED TO BE COMPLETED, SIGNED AND DATED ON THE REVERSE SIDE

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